Exhibit 10.34

FORM OF PERFORMANCE AWARD GRANT AGREEMENT

To:	[Employee]

MetaSolv, Inc., a corporation organized under the laws of the State of Delaware (or any successor corporation) (the “Company”), is pleased to grant you a Performance Award (the “Performance Award”) as described below subject to the terms and conditions set forth in this Performance Award Grant Agreement (this “Agreement”) and the Long Term Incentive Plan (the “Plan”). The Performance Award is governed by the terms of this Agreement and, where appropriate, the Plan. Any terms not defined herein shall have the meaning set forth in the Plan.

This Agreement sets forth the terms of the agreement between you and the Company with respect to the Performance Award. By accepting this Agreement, you agree to be bound by all of the terms hereof.

1. Definitions. As used in this Agreement, the following terms have the meanings set forth below:

(a) “Board” means the Board of Directors of the Company.

(b) “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in the State of Texas are authorized or obligated by law or executive order to close.

(c) “Commission” means the Securities and Exchange Commission.

(d) “Committee” means the Compensation Committee of the Board. If at any time no Committee shall be in office, then the functions of the Committee shall be exercised by the Board.

(e) “Date of Grant” means the date set forth on the cover page attached hereto.

(f) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor thereto.

(g) “Fair Market Value” means, notwithstanding the terms of the Plan, the closing price of the Stock on the Nasdaq National Market on the date in question or, if the Stock is not traded on the Nasdaq National Market, the value determined in good faith by the Committee.

(h) “Performance Conditions” means the conditions specified as such in the cover page attached hereto.

(i) “Settlement” of this Performance Award shall be the grant of Restricted Stock, if any, contemplated by the terms of this Performance Award Grant Agreement.

(j) “Settlement Date” shall be the date upon which Restricted Stock is to be granted, if at all, under this Performance Award, as indicated on the cover page attached to this Agreement.

(k) “Subsidiary” means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

2. Amount of Performance Award. This Performance Award consists of the right to receive a grant of restricted stock consisting of an aggregate of (# Shares) shares (the “Restricted Stock”) of the Company’s authorized Common Stock, par value $.005 (“Stock”) at the Restricted Stock Grant Date indicated on the cover page attached hereto, which right shall be subject to the further conditions of this Agreement.

3. Achievement of Performance Conditions. The grant of Restricted Stock to be made in settlement of this Performance Award shall be specifically contingent upon the achievement of the Performance Goals as specified in the cover page attached hereto.

4. Termination of Relationship

(a) If you cease to be an Employee of the Company or an Affiliate prior to any grant of Restricted Stock under this Agreement, by reason of the fact that you are removed for cause or have terminated your own employment, then this Performance Award, and all of your rights to receive Restricted Stock or any other settlement of the Performance Award hereunder, shall terminate, lapse and be forfeited at the time of the termination of your services.

(b) If you cease to be an Employee of the Company or an Affiliate prior to the achievement of the Performance Conditions, because of death or Disability, or because the Company has terminated your employment for its convenience and not for cause, then this Performance Award, and all of your rights to receive Restricted Stock or any other settlement of the Performance Award hereunder, shall terminate, lapse and be forfeited at the time of your death or disability, or your termination, as applicable.

5. Restrictions; Forfeiture. The Performance Award is restricted in that it may not be sold, transferred, pledged, assigned or otherwise alienated or hypothecated. The Performance Award is also restricted in the sense that it may be forfeited to the Company.

6. Expiration of Restrictions and Risk of Forfeiture. The restrictions and risk of forfeiture for the Performance Award will expire as of the Settlement Date set forth on the cover page attached hereto provided that the restrictions and risk of forfeiture has not previously expired pursuant to Section 4 of this Agreement.

7. Recapitalization, Etc. In the event there is any change in the outstanding Stock of the Company by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares or otherwise, there shall be substituted for or added to each share of Stock theretofore appropriated or thereafter subject, or which may become subject, to this Performance Award, the number and kind of shares of stock or other securities into which each outstanding share of Stock shall be so changed or for which each such share shall be exchanged, or to which each such share shall be entitled, as the case may be. Adjustment under the preceding provisions of this Section 7 will occur automatically upon any such change in the outstanding Stock of the Company. No fractional interest will be issued under the Plan on account of any such adjustment.

8. Restricted Stock Grant Agreement. The Restricted Stock, if any, to be granted pursuant to the Settlement of this Performance Award, shall in all respects be subject to the terms and conditions, including but not limited to restrictions and risks of forfeiture, contained in the Company’s then-standard Restricted Stock Grant Agreement form as determined by the Committee. Promptly at or following the Settlement Date, assuming that the Performance Conditions have been met, and this Agreement has not otherwise expired, the Company, the Company shall cause to be delivered to you a Restricted Stock Grant Agreement for your signature, and your receipt of a Restricted Stock grant as Settlement pursuant to this Performance Award is expressly conditioned upon your agreement to, and return of an executed copy of, such Restricted Stock Grant Agreement.

9. Conditions to Delivery of Stock and Registration. Nothing herein shall require the Company to issue or the transfer agent to deliver any shares with respect to the Performance Award or any resulting Restricted Stock grant if (a) that issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933 or any similar or superseding statute or statutes, any other applicable statute or regulation, or the rules of any applicable securities exchange or securities association, as then in effect; or (b) the withholding obligation as provided in Section 12 of this Agreement has not been satisfied.

From time to time, the Board and appropriate officers of the Company shall and are authorized to take whatever actions are necessary to file required documents with governmental authorities, stock exchanges, and other appropriate Persons to make shares of Stock available for issuance.

10. Furnish Information. You agree to furnish to the Company all information requested by the Company to enable it to comply with any reporting or other requirement imposed upon the Company by or under any applicable statute or regulation.

11. Remedies. The parties to this Agreement agree that each shall bear its own share of expenses and fees, including, but not limited to, attorneys’ expenses and fees incurred in connection with the enforcement of the terms and provisions of this Agreement whether by an action to enforce specific performance or for damages for its breach or otherwise.

12. Payment of Taxes. The Company may from time to time, in its discretion, require you to pay to the Company the amount that the Company deems necessary to satisfy the Company’s obligation to withhold federal, state or local income or other taxes that you incur, if any, as a result of the Performance Award. The delivery of shares of Stock pursuant to this Performance Award or any resulting Restricted Stock grant is conditioned upon your satisfaction of any withholding obligation described in this Section 12. With respect to any required tax withholding, you may (a) direct the Company to withhold from the shares of Restricted Stock to be issued to you the number of shares necessary to satisfy the Company’s obligation to withhold taxes, that determination to be based on the shares’ Fair Market Value at the time as of which such determination is made; (b) deliver to the Company sufficient shares of Stock to satisfy the Company’s tax withholding obligations, based on the shares’ Fair Market Value at the time as of which such determination is made; or (c) deliver sufficient cash to the Company to satisfy its tax withholding obligations. If you elect to use such a Stock withholding feature, you must make the election at the time and in the manner that the Company prescribes. The Company may, at its sole option, deny your request to satisfy withholding obligations through Stock instead of cash. In the event the Company subsequently determines that the aggregate Fair Market Value of any shares of Stock withheld as payment of any tax withholding obligation is insufficient to discharge that tax withholding obligation, then you shall pay to the Company, immediately upon the Company’s request, the amount of that deficiency.

13. No Liability for Good Faith Determinations. The members of the Board and the Committee shall not be liable for any act, omission, interpretation or determination taken or made in good faith with respect to this Agreement or the Performance Award granted hereunder and all members of the Board or the Committee and each and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company in respect of any such action, determination or interpretation.

14. No Guarantee of Interests. The Board and the Company do not guarantee the Stock of the Company from loss or depreciation.

15. Severability. If any provision of this Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions hereof, but such provision shall be fully severable and this Agreement shall be construed and enforced as if the illegal or invalid provision had never been included herein.

16. Notices. Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any such notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, on the third Business Day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company or you may change, at any time and from time to time, by written notice to the other, the address which it or he had previously specified for receiving notices.

The Company and you agree that any notices shall be given to the Company or to you at the following addresses:

Company:	MetaSolv, Inc.
5556 Tennyson Parkway
Plano, Texas
Attention: General Counsel

Holder:	At your current address as shown in the Company’s records.

17. Waiver of Notice. Any person entitled to notice hereunder may waive such notice in writing.

18. Successors. This Agreement shall be binding upon you, your legal representatives, heirs, legatees and distributees, and upon the Company, its successors and assigns.

19. Headings. The titles and headings of Sections are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

20. Governing Law. All questions arising with respect to the provisions of this Agreement shall be determined by application of the laws of the State of Texas except to the extent Texas law is preempted by federal law. The obligation of the Company to sell and deliver Stock as a result of this Performance Award or any ensuing Stock grant is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Stock.

21. Execution of Receipts and Releases. Any payment of cash or any issuance or transfer of shares of Stock or other property to you, or to your legal representative, heir, legatee or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such Persons hereunder. The Company may require you or your legal representative, heir, legatee or distributee, as a condition precedent to such payment or issuance, to execute a release and receipt therefor in such form as it shall determine.

22. Amendment. This Agreement may be amended by the Committee; provided, however, that no amendment may decrease your rights inherent in this Performance Award prior to such amendment without your express written consent. Notwithstanding the provisions of this Section 22, this Agreement may be amended by the Committee to the extent necessary to comply with applicable laws and regulations and to conform the provisions of this Agreement to any changes thereto.

23. The Plan. This Agreement is subject to all the terms, conditions, limitations and restrictions contained in the Plan.

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer as of the Date of Grant.

METASOLV, INC.

By:

Its:

ACKNOWLEDGED AND AGREED:

By:

Name:
(please print)

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